EXHIBIT 32.B
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K for the period ending December 31, 2005, of El Paso Exploration & Production Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gene T. Waguespack, Senior Vice President, Chief Financial Officer, Treasurer and Controller, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gene T. Waguespack
Gene T. Waguespack
Senior Vice President, Chief Financial Officer, Treasurer and Controller (Principal Financial and Accounting Officer) El Paso Exploration & Production Company March 17, 2006

A signed original of this written statement required by Section 906 has been provided to El Paso Exploration & Production Company and will be retained by El Paso Exploration & Production Company and furnished to the Securities and Exchange Commission or its staff upon request.